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                                                                    Exhibit 21.1

                LIST OF THE REGISTRANT'S SIGNIFICANT SUBSIDIARIES


NAME OF SUBSIDIARY                                STATE OF INCORPORATION               NAME(S) UNDER WHICH DOING BUSINESS
------------------                                ----------------------               ----------------------------------
Mountaineer Park, Inc                             West Virginia                        Mountaineer Racetrack &
                                                                                       Gaming Resort; Mountaineer's
                                                                                       Woodview Golf

Speakeasy Gaming of Las Vegas, Inc.               Nevada                               Ramada Inn & Speedway Casino


Speakeasy Gaming of Reno, Inc.                    Nevada                               Ramada Inn


Presque Isle Downs, Inc.                          Pennsylvania                         Presque Isle Downs
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